UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2010
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

19100 Ridgewood Parkway	78259-1828
San Antonio, Texas	(Zip Code)
(Address of principal executive offices)
(210) 626-6000
(Registrant’s telephone number,
including area code)
Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
On September 10, 2010, the Compensation Committee of the Board of Directors of Tesoro Corporation (the “Company”) approved the following for G. Scott Spendlove, the Company’s Senior Vice President, Chief Financial Officer and Treasurer, effective on that day.
•	An increase in base salary from $340,000 to $400,000; and

•	An increase in bonus target opportunity under the Company’s annual incentive program from 50% to 60% of base salary.
Item 7.01 Regulation FD Disclosure.
On September 15, 2010, Tesoro Corporation will present to certain investors the information presented in the slides (“Slide Presentation”) attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated by reference. The Slide Presentation is also available on our website at www.tsocorp.com.
The information above is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including the Slide Presentation, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1      Slide Presentation dated as of September 15, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 15, 2010

TESORO CORPORATION
By:	/s/ CHARLES S. PARRISH
Charles S. Parrish
Executive Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit
Number	Description
99.1	Slide Presentation dated as of September 15, 2010.

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